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As filed with the Securities and Exchange Commission on September 3, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHENIERE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4352386 (I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3100
Houston, Texas 77002
(Address of Principal Executive Offices)

WARRANT TO PURCHASE COMMON STOCK
(Full Title of the Plan)

Don A. Turkleson
Chief Financial Officer
Cheniere Energy, Inc.
717 Texas Avenue, Suite 3100
Houston, Texas 77002
(713) 659-1361
(Name and address of agent for service)

Copy to:

Geoffrey K. Walker
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4757

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, par value $.003 per share	170,000 shares	$17.42	$2,961,400	$375.21

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices per share of the Registrant's common stock on the American Stock Exchange on August 30, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act"), is not required to be filed with the United States Securities and Exchange Commission (the "SEC") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Registration Statement, except for any information superseded by information in this Registration Statement.

        The following documents filed by us with the SEC (File No. 001-16383) are incorporated herein by reference:

          (a)   Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 25, 2004, as amended by Form 10-K/As filed on May 26, 2004 and July 20, 2004;

          (b)   Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed with the SEC on August 10, 2004;

          (c)   Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the SEC on May 13, 2004;

          (d)   Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2004;

          (e)   Our Current Reports on Form 8-K filed with the SEC on January 14, 2004, January 16, 2004, January 27, 2004, February 3, 2004, March 2, 2004, May 18, 2004, June 3, 2004, June 23, 2004, July 7, 2004 and September 3, 2004;

          (f)    All other reports or documents filed by us after the date of this Registration Statement under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referenced in (a) above;

          (g)   The description of our Common Stock contained in our Registration Statement on Form 8-A, dated March 1, 2001, filed with the SEC on March 2, 2001, including any subsequent amendments or reports filed for the purpose of updating such description; and

          (h)   All other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration

Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel.

        The validity of the shares of common stock registered in this Registration Statement on Form S-8 has been passed upon for the Registrant by Andrews Kurth LLP whose opinion is attached to the Registration Statement as Exhibit 5.1. Geoffrey K. Walker, a partner in Andrews Kurth LLP, owns 5,000 shares of common stock of the Registrant.

Item 6.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law, or DGCL, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        Our restated certificate of incorporation and amended and restated by-laws provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

        Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        The following exhibits have been filed as part of this Registration Statement and are specifically incorporated by reference:

4.1
Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to Cheniere's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, as filed with the SEC on August 10, 2004 (SEC File No. 001-16383))
4.2
Amended and Restated By-laws of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.3 to Cheniere's Registration Statement on Form S-8 as filed with the SEC on January 30, 2004 (SEC File No. 333-112379))
4.3
Specimen Common Stock Certificate of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.1 to Cheniere's Registration Statement on Form S-1 as filed with the SEC on August 27, 1996 (SEC File No. 333-10905))
5.1	Form of Opinion of Andrews Kurth LLP regarding legality of common stock
10.1
Warrant to Purchase Common Stock issued April 16, 2003 by Registrant to Charif Souki (incorporated by reference to Exhibit 10.2 to Cheniere's Quarterly Report on Form 10-Q/A as filed with the SEC on May 26, 2004 (SEC File No. 001-16383))
23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1)
23.2	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP
23.3	Consent of KPMG LLP
23.4	Consent of Hein & Associates LLP
23.5	Consent of Sharp Petroleum Engineering, Inc.
23.6	Consent of Ryder Scott Company
24.1	Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.    Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13 or

    Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (d)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 3rd day of September, 2004.

CHENIERE ENERGY, INC.

By:	/s/ CHARIF SOUKI
Name:	Charif Souki
Title:	President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don A. Turkleson as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

        The Plan.    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 3rd day of September, 2004.

Name and Signature	Title	Date

/s/ CHARIF SOUKI Charif Souki	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 3, 2004
/s/ WALTER L. WILLIAMS Walter L. Williams	Vice Chairman of the Board and Director	September 3, 2004
/s/ DON A. TURKLESON Don A. Turkleson	Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)	September 3, 2004

/s/ CRAIG K. TOWNSEND Craig K. Townsend	Vice President and Controller (Principal Accounting Officer)	September 3, 2004
/s/ NUNO BRANDOLINI Nuno Brandolini	Director	September 3, 2004
/s/ KEITH F. CARNEY Keith F. Carney	Director	September 3, 2004
/s/ PAUL J. HOENMANS Paul J. Hoenmans	Director	September 3, 2004
/s/ DAVID B. KILPATRICK David B. Kilpatrick	Director	September 3, 2004
/s/ J. ROBINSON WEST J. Robinson West	Director	September 3, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1
Restated Certificate of Incorporation of Cheniere Energy, Inc. (incorporated by reference to Exhibit 3.1 to Cheniere's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, as filed with the SEC on August 10, 2004 (SEC File No. 001-16383))
4.2
Amended and Restated By-laws of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.3 to Cheniere's Registration Statement on Form S-8 as filed with the SEC on January 30, 2004 (SEC File No. 333-112379))
4.3
Specimen Common Stock Certificate of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.1 to Cheniere's Registration Statement on Form S-1 as filed with the SEC on August 27, 1996 (SEC File No. 333-10905))
5.1	Form of Opinion of Andrews Kurth LLP regarding legality of common stock
10.1
Warrant to Purchase Common Stock issued April 16, 2003 by Registrant to Charif Souki (incorporated by reference to Exhibit 10.2 to Cheniere's Quarterly Report on Form 10-Q/A as filed with the SEC on May 26, 2004 (SEC File No. 001-16383))
23.1	Consent of Andrews Kurth LLP (included in Exhibit 5.1)
23.2	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP
23.3	Consent of KPMG LLP
23.4	Consent of Hein & Associates LLP
23.5	Consent of Sharp Petroleum Engineering, Inc.
23.6	Consent of Ryder Scott Company
24.1	Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX